EXHIBIT 5


                          DRUMMOND WOODSUM & MACMAHON
                                ATTORNEYS AT LAW
                             245 COMMERCIAL STREET
                           PORTLAND, MAINE 04101-1117
                                 (207)772-1941

                               FAX (207)772-3627

                                                                  July 21, 1997

Northeast Bancorp
232 Center Street
Auburn, ME  04212

RE:   Northeast Bancorp Registration Statement on Form S-4


Ladies and Gentlemen:

      We are familiar with the proceedings taken and proposed to be taken by Northeast Bancorp, a Maine corporation (hereinafter called the "Company"), to authorize and issue not exceeding 216,180 shares pursuant to an Agreement and Plan of Merger dated as of May 9, 1997 by and between the Company and Cushnoc Bank and Trust Company (the "Agreement"), all as set forth in its Registration Statement on Form S-4 filed by the Company pursuant to the Securities Act of 1933, as amended, to which this opinion is an exhibit and in the Proxy Statement/Prospectus constituting a part of such Registration Statement.

      We have examined the articles of incorporation and the bylaws of the Company and all amendments thereto and are familiar with the laws of the State of Maine under which the Company is incorporated and exists. We have also examined the corporate proceedings related to the authorization and issuance of the common shares, and have made such further examination and inquiries as we deem necessary for the purpose of the opinion set forth below.

      Based on the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Maine.

      2. The common shares issuable pursuant to the Agreement have been duly authorized and when issued in accordance with the Agreement will have been duly and validly issued and will be fully paid and nonassessable.

      We hereby consent to the filing of this opinion and our opinion dated June 3, 1997 and addressed to you as exhibits to the above-mentioned Registration Statement.

                                       Very truly yours,


                                       /s/Drummond Woodsum & MacMahon